SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2019

ULTRA CLEAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50646		61-1430858
(Commission File Number)		(IRS Employer Identification No.)

26462 CORPORATE AVENUE HAYWARD, CA		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 576-4400

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	UCTT	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Certain Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ultra Clean Holdings, Inc. (the “Company”) today announced that it has appointed Chris Siu as the Company’s Chief Accounting Officer and Senior Vice President, effective May 30, 2019. In such position, Mr. Siu will act as the Company’s principal accounting officer. Sheri Savage, the Company’s Chief Financial Officer, Senior Vice President of Finance and Secretary, will continue to act as the Company’s principal financial officer.

Prior to joining the Company, Mr. Siu, 48, served as Vice President of Finance at PDF Solutions, Inc., a leading provider of differentiated data and analytics solutions to the semiconductor and electronics industries, since October 2018. Prior to PDF Solutions, Mr. Siu served at GLOBALFOUNDRIES, Inc., a global pure-play foundry for the semiconductor industry, as its Corporate Controller from June 2014 to October 2018, as Senior Director, Finance and Operations Controller from December 2013 to June 2014 and as Assistant Corporate Controller from November 2010 to December 2013. Prior to that, Mr. Siu served at Trident Microsystems, Inc. a provider of high-performance multimedia semiconductor solutions, as its Chief Accounting Officer and Director of Finance from February 2007 to November 2010. Prior to Trident Microsystems, Mr. Siu served at Varian Medial Systems, Inc., a market-leading manufacturer of medical devices for the treatment of cancer, in different finance management roles from June 2004 to February 2007. Prior to that, he worked for Deloitte & Touche LLP from August 2001 to June 2004 and left as an Audit Manager, and was previously with Ernst & Young LLP from January 1996 to June 2001. Mr. Siu holds a Master of Business Administration degree from the University of California at Berkeley and a Bachelor of Science degree in Accounting from Brigham Young University in Hawaii. Mr. Siu is a Certified Public Accountant (inactive) in California.

Mr. Siu’s offer letter from the Company provides that his salary shall be $300,000 per year. Mr. Siu is also eligible to participate in the Company’s management bonus plan, which includes an initial target payout of 50% of his base salary on an annualized basis after one full quarter of employment. The offer letter provides that the Company intends to grant Mr. Siu an award of restricted stock units of the Company valued at $450,000, which will vest over three years in equal annual installments on each anniversary of the grant date and shall otherwise be subject to the terms and conditions set forth in the Company’s standard form of restricted stock unit agreement and stock incentive plan. The offer letter also provides that Mr. Siu will receive a sign-on bonus of $50,000 to be paid on January 10, 2020, subject to Mr. Siu remaining with the Company for 12 months.

The foregoing is only a summary of the terms of the offer letter, and is qualified in its entirety by reference to the offer letter that is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Offer letter between the Company and Mr. Siu

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	June 5, 2019	By:	/s/ Sheri Savage
			Name:	Sheri Savage
			Title:	Chief Financial Officer, Senior Vice President of Finance and Secretary